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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Omni Energy Services Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                                  (OMNI LOGO)
                           4500 NE EVANGELINE THRUWAY
                            CARENCRO, LOUISIANA 70520


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To Stockholders of OMNI Energy Services Corp.:


         The annual meeting of stockholders of OMNI Energy Services Corp. (the "Company") will be held at the Company's principal executive offices at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520 on Thursday, September 4, 2003, at 9:00 a.m., local time, to consider and vote on:

         1.       The election of five directors for the ensuing year,

         2. Approval of the increase in the number of shares issuable under the Company's Stock Incentive Plan,

         3. Such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of the Company's Common Stock at the close of business on July 10, 2003, are entitled to notice of, and to vote at, the annual meeting.


         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.


                                             By Order of the Board of Directors

                                                  /s/ STACI L. MARCELISSEN

                                             Staci L. Marcelissen, Secretary

Carencro, Louisiana

August 5, 2003

                           OMNI ENERGY SERVICES CORP.
                           4500 NE EVANGELINE THRUWAY
                            CARENCRO, LOUISIANA 70520



August 5, 2003


PROXY STATEMENT


         This Proxy Statement is furnished to stockholders of OMNI Energy Services Corp. (the "Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of the Company to be held on September 4, 2003, at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

         Only stockholders of record of the Company's common stock, $0.01 par value per share ("Common Stock"), at the close of business on July 10, 2003 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 9,101,778 shares of Common Stock outstanding, each of which is entitled to one vote.

         The enclosed proxy may be revoked at any time prior the Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the stockholder votes in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted FOR the election of the nominees to the Board listed below, FOR the increase in the number of shares issuable under the Company's Stock Incentive Plan and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting.

         This Proxy Statement is first being mailed to stockholders on or about August 7, 2003. The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview and/or telephone. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting.

                              ELECTION OF DIRECTORS


GENERAL

         The Company's By-laws state that the Board shall be comprised of up to eight members, with the exact number to be set by the Board. The Board has currently set the number of directors at five and proxies cannot be voted for more than five nominees. Each director elected at the Meeting will serve a one-year term expiring at the 2004 annual meeting of stockholders. The terms of each of the Company's current directors will expire at the Meeting. Five of the Company's six current directors has been nominated for re-election to the Board. Mr. Zaunbrecher is not standing for re-election to the Board.

         Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named below. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's By-laws, directors are elected by plurality vote. Stockholders may not cumulate their votes in the election of directors.

         Article IV E of the Company's Articles of Incorporation provides certain procedures that stockholders must follow in making director nominations. For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Secretary of the Company at the Company's principal office not more than 90 days and not less than 45 days in advance of the annual meeting of stockholders; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, such notice will be deemed timely if received at the Company's principal office no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. This notice must state (a) for each nominating stockholder, such stockholder's name and business and residential addresses, the number of shares of Common Stock beneficially owned by such stockholder, and, if requested by the Secretary of the Company, whether such stockholder is the sole beneficial owner of such Common Stock and, if not, the name and address of any other beneficial owner of such Common Stock, and (b) for each proposed nominee, the proposed nominee's name, age and business and residential addresses, the proposed nominee's principal occupation or employment and the number of shares of Common Stock beneficially owned by the proposed nominee, the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, along with such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been proposed by the Board. No such stockholder nominations have been received for the Meeting.

         The Board has nominated and urges you to vote FOR the re-election of the individuals listed below.

INFORMATION ABOUT THE COMPANY'S DIRECTORS

         The following table sets forth, as of July 31, 2003, certain information about the nominees for director, all of whom are currently directors of the Company:

                   DIRECTORS                AGE
                   ---------                ---
                James C. Eckert             53
               Crichton W. Brown            45
               Michael G. DeHart            52
                Steven T. Stull             44
               Richard C. White             47

         James C. Eckert, has served as President, Chief Executive Officer and a Director of the Company since March 2001 and as Chairman of the Board since October 2001. From 1998 to 2000, Mr. Eckert served as Vice-President for Business Development of Veritas DGC Land, Inc. From 1992 to 1998, Mr. Eckert supervised the highland and transition seismic acquisitions of Veritas DGC Land, Inc. Prior to 1992, he served as President of GFS Company, a company that he co-founded in 1985, until its acquisition in 1992 by Digiton, Inc., a predecessor by merger to Veritas, Inc. Mr. Eckert graduated from the University of Southern Mississippi in 1971.

         Crichton W. Brown is an executive officer and a director of each of the Advantage Capital companies, a series of institutional venture capital funds under common ownership and control, founded in 1992 (collectively "Advantage Capital"), and has been with Advantage Capital since 1994. From 1988 to 1994, Mr. Brown was Senior Vice President and Director-Corporate Development of The Reily Companies, Inc., a private holding company with interests in consumer goods manufacturing and corporate venture capital investing. From 1984 to 1988, Mr. Brown served as principal of Criterion Venture Partners, an institutional venture capital firm. Mr. Brown graduated from Stanford University in 1980 with a B.A. in Business Administration and a B.S. in Engineering Management. He subsequently graduated from the University of Pennsylvania Wharton School of Finance in 1984 with an M.B.A. Mr. Brown has been a director of the Company since September 1997.

         Michael G. DeHart is a certified public accountant, and has been employed as the President & Chief Investment Officer for Stuller Management Services since June 2001. Prior to that, Mr. DeHart was a partner with the accounting firm Wright, Moore, DeHart, Dupuis and Hutchinson, L.L.C. He was a member of that firm's management committee from 1998 to May 2001. Mr. DeHart received an M.B.A. from the University of Southwestern Louisiana, and has been a director of the Company since November 2000.

         Steven T. Stull is a founding partner of Advantage Capital and is an executive officer and a director of each of the Advantage Capital companies. From 1985 through 1993, Mr. Stull was employed by General American Life Insurance Company in various positions, including Vice President of the Securities Division. Mr. Stull graduated from Washington University in 1981 with a B.S. in Business Administration and in 1985 with an M.B.A. and is a chartered financial analyst. Mr. Stull has been a director of the Company since September 1997.

         Richard C. White is the former President and Chief Executive Officer of NuTec Energy Services Inc. He held that position from October of 2001 until his retirement in September 2002. He was Chief Executive Officer of Veritas DGC Land, Inc. from January 2000 through June 2000. From 1995 until his retirement in October 1999, Mr. White served as President of Western Geophysical Company, as well as Senior Vice President of Western Atlas Inc. He also served as President of Baker Hughes Incorporated from August 1998 until October 1999. Prior to 1995, he held various other executive positions with Western Geophysical Company, including Chief Operating Officer. Mr. White graduated from Bloomsberg University in 1978 and has been a director of the Company since March 2001.

BOARD COMMITTEES

         The Board has established an Audit Committee and a Compensation Committee. The Company does not have a nominating committee. The Audit Committee reviews the Company's financial statements and annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices. The members of the Audit Committee in 2002 were Messrs. Brown, White and DeHart. The Audit Committee met four times during 2002.

         The Compensation Committee recommends to the Board compensation for the Company's executive officers and other key employees, administers the Company's Stock Incentive Plan (the "Plan") and performs such similar functions as may be prescribed by the Board. The members of the Compensation Committee in 2002 were Messrs. Stull, White and DeHart. The Compensation Committee met four times during 2002.

         During 2002, the Board held four meetings. Each director attended all of the meetings held during 2002 of the Board and committees of which he was a member.

COMPENSATION OF DIRECTORS

         Each non-employee director is paid an attendance fee of $2,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

         Each person who becomes a non-employee director is granted an option to purchase 3,333 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a director.

         Additionally, each year that the Company's Stock Incentive Plan is in effect and a sufficient number of shares of Common Stock are available thereunder, each person who is a non-employee director on the day following the annual meeting of the Company's stockholders will be granted an option to purchase 1,667 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date. All such options become fully exercisable on the first anniversary of their date of grant and expire on the tenth anniversary thereof, unless the non-employee director ceases to be a director of the Company, in which case the exercise periods will be shortened.

PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of July 31, 2003, certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers (as defined below in "Executive Compensation"), (ii) each director of the Company, (iii) all of the Company's directors and executive officers as a group and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the Company believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such stockholders.


                                                                                              PERCENTAGE OF
                                                                NUMBER OF SHARES OWNED         OUTSTANDING
                           NAME OF BENEFICIAL OWNER                  BENEFICIALLY              COMMON STOCK
                 -------------------------------------------    ----------------------        -------------
                 Steven T. Stull............................           8,654,549(1)               58.1%
                 Advantage Capital..........................           8,646,550(2)               58.1%
                 Dixie Chris OMNI, L.L.C....................           1,733,333(3)               17.7%
                 Wellington Management Company, LLP.........             750,000(4)                8.2%
                 James C. Eckert............................             209,988(5)                2.3%
                 Crichton W. Brown..........................               7,999(6)                 *
                 Michael G. DeHart..........................               8,866(7)                 *
                 Richard C. White...........................               6,666(8)                 *
                 Burton T. Zaunbrecher......................             310,297(9)                3.3%
                 G. Darcy Klug                                           66,666(10)                 *
                 All directors and executive officers
                        as a group (7 persons)..............          9,265,031(11)               60.3%

----------

    *       Less than one percent.

(1) The address of Mr. Stull is c/o Advantage Capital, 909 Poydras Street, Suite 2230, New Orleans, LA 70112. Includes 8,646,550 shares held by the Advantage Capital companies referred to in note (2). Mr. Stull is the majority stockholder of each of the general partners referred to in note (2). Also includes 7,999 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(2) Based on a filing made with the SEC reflecting ownership of Common Stock as of August 30, 2002 unless otherwise indicated. The address of Advantage Capital is 909 Poydras Street, Suite 2230, New Orleans, Louisiana 70112. Of these shares, (i) 429,271 are held by Advantage Capital Partners II Limited Partnership (as of June 23, 2003) of which Advantage Capital Corporation is the general partner; 538,686 are held by Advantage Capital Partners III Limited Partnership, of which Advantage Capital Management Corporation is the general partner; 1,008,565 are held by Advantage Capital Partners IV Limited Partnership, of which Advantage Capital Financial Company, L.L.C. is the general partner; 619,197 are held by Advantage Capital Partners V Limited Partnership, of which Advantage Capital Advisors, L.L.C. is the general partner; and 266,666 are held by Advantage Capital Partners X Limited Partnership, of which Advantage Capital NOLA X, L.L.C. is the general partner; (ii) 278,333 are issuable upon the exercise of options exercisable within sixty days; (iii) 945,832 are issuable upon the exercise of warrants exercisable within sixty days; (iv) 3,333,333 are issuable upon the conversion of the Company's Series A 8% Convertible Preferred Stock; and (v) 1,226,667 are issuable upon conversion of the Company's Series B 8% Convertible Preferred Stock. The options are held by Advantage Capital Partners X Limited Partnership, of which Advantage Capital NOLA X, L.L.C. is the general partner. Of the warrants, 733,090 are held by Advantage Capital Partners VI Limited Partnership, of which Advantage Capital NOLA VI, L.L.C. is the general partner; 5,312 are held by Advantage Capital Partnership VII Limited Partnership, of which Advantage Capital NOLA VII, L.L.C. is the general partner; 1,250 are held by Advantage Capital Partners VIII Limited Partnership, of which Advantage Capital NOLA VIII, L.L.C. is the general partner; 255,555 are held by Advantage Capital Partners IX Limited Partnership, of which Advantage Capital NOLA IX, L.L.C. is the general partner; 228,333 are held by Advantage Capital Partners X Limited Partnership, of which of which Advantage Capital NOLA X, L.L.C. is the general partner; and 625 are held by Advantage Capital Technology Fund, L.L.C.

(3) Includes 233,333 shares issuable upon the exercise of warrants currently exercisable or exercisable within sixty days and 433,333 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days. The address of Dixie Chris OMNI, L.L.C. is 600 Jefferson Street, Suite 408, Lafayette, Louisiana 70503.

(4) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2002. The filing indicates shared voting power with respect to 425,000 shares of Common Stock and shared dispositive power with respect to 750,000 shares of Common Stock. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(5) Includes 209,988 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(6) Includes 7,999 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(7) Includes 3,333 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(8) Includes 6,666 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(9) Includes 204,165 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days, 66,884 shares of common stock and 39,248 shares of common stock in the name of certain Trusts.

(10) Includes 66,666 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(11) Includes 1,730,981 shares that such persons have the right to receive upon the exercise of options and warrants currently exercisable or exercisable within sixty days, and 3,333,333 shares that such persons have the right to receive upon the conversion of the Company's Series A 8% Convertible Preferred Stock; and 1,226,667 shares that such persons have the right to receive upon the conversion of the Company's Series B Convertible Preferred Stock.

ANNUAL COMPENSATION

         The following table sets forth all compensation information for the three years ended December 31, 2002, for the Company's Chief Executive Officer and all other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer of the Company had a total annual salary and bonus exceeding $100,000 during 2002.

SUMMARY COMPENSATION TABLE


                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                                                      AWARDS
                                                                                                   -------------
                                                                                                   NO. OF SHARES     ALL OTHER
                  NAME AND PRINCIPAL POSITION                   ANNUAL COMPENSATION                 UNDERLYING     COMPENSATION (2)
                  ---------------------------         ---------------------------------------      OPTIONS/SARS    ----------------
                                                        YEAR          SALARY          BONUS         GRANTED(1)
                                                      ---------     ---------       ---------      ------------
                  James C. Eckert(3)                     2002       $ 113,750       $  96,625              --       $      --
                      President and Chief                2001       $  45,375       $      --         331,667       $      --
                       Executive Officer
                  Burton T. Zaunbrecher (4)              2002       $  83,000       $  25,000              --       $      --
                    Chief Operating Officer              2001       $  58,000       $      --          83,333       $      --
                                                         2000       $   6,000       $      --         100,000       $      --
                  G.Darcy Klug (5)                       2002       $  83,000       $  37,500              --       $      --
                    Chief Financial Officer              2001       $  37,500       $      --         133,333       $      --

(1)      See the following tables for additional information.

(2) Perquisites and other personal benefits paid to each Named Executive Officer in any of the years presented did not exceed the lesser of $50,000, or 10% of such Named Executive Officer's salary and bonus for that year.

(3) Mr. Eckert has been employed by the Company since March 2001; as a result, compensation for 2001 is for a partial year.

(4) Mr. Zaunbrecher has been employed by the Company since November 2000; as a result, compensation for 2000 is for a partial year. The number of stock options granted in 2000 shown above does not include options he received as an equity investor.

(5) Mr. Klug has been employed by the Company since May 2001; as a result, compensation for 2001 is for a partial year.

2002 STOCK OPTION AND STOCK APPRECIATION RIGHT GRANTS

         There were no stock options granted to the Named Executive Officers during 2002.

STOCK OPTION HOLDINGS

         The following table sets forth information, as of December 31, 2002, with respect to stock options held by the Named Executive Officers. None of the Named Executive Officers exercised any options to purchase Common Stock in 2002.

AGGREGATE OPTION VALUES AT YEAR END


                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                     OPTIONS AT YEAR END             AT YEAR END(1)
                                                 ---------------------------   ---------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 -----------   -------------   -----------   -------------
                   James C. Eckert                 209,988       121,678        $      0       $     0

                   Burton T. Zaunbrecher (2)       204,165        33,334        $      0       $     0

                   G. Darcy Klug                    66,666        66,667        $      0       $     0

(1) The closing sale price of the Common Stock on December 31, 2002 was $0.76 per share, as reported by the Nasdaq National Market.

(2) Includes 54,166 options issued in connection with a private placement in 2000.

EXECUTIVE EMPLOYMENT AGREEMENTS

         The term of Mr. Eckert's employment agreement is from March 31, 2001 to March 31, 2004. The agreement provides that Mr. Eckert will serve as Chairman of the Board of the Company during such term at a base salary of $100,000, $125,000 and $150,000 for the twelve month periods ended March 31, 2002, 2003 and 2004, respectively. Mr. Eckert's employment may be terminated at any time by the Company for cause or for breach of the agreement by Mr. Eckert.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the board of directors (the "Committee") has furnished the following report on executive compensation for fiscal 2002:

         Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

         Base compensation and bonuses for the executive officers are intended to be competitive with those paid by comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases and bonuses, appropriate consideration is given to the credentials and experience of the individual senior executives, as viewed in the Committee's collective best judgment, which necessarily involves subjective as well as objective elements. Using the criteria set forth above, no general pay increase for any of the executive officers, including Mr. Eckert, was authorized during 2002. In 2002, bonuses of $96,625, $25,000 and $37,500 were granted to Messer's. Eckert, Zaunbrecher and Klug, respectively.

         The Committee is of the view that the periodic grant of stock options to employees, including executive officers, is calculated to align the employees' economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Committee presently anticipates that grants to executive officers will be considered annually.


                           The Compensation Committee

     Steven T. Stull           Richard C. White            Michael G. DeHart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board or Compensation Committee.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors consists of Messrs. Brown, DeHart and White. Except for Mr. Brown all members of the Audit Committee are independent, as that term is defined in the National Association of Securities Dealers' listing standards. According to the NASD listing standards, Mr. Brown may not be considered an independent director because of his executive officer and director position with the Advantage Capital companies. However, the Board has determined that, based on his financial experience, it is in the best interests of the Company for Mr. Brown to serve on the Audit Committee. The duties and responsibilities of the Audit Committee are set forth in a written charter the Board of Directors has adopted which was attached to the Company's proxy statement for the 2002 Annual Meeting.

         The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). They have also discussed with the independent accountants their independence. Based on the Audit Committee's review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                               The Audit Committee

     Crichton W. Brown         Richard C. White            Michael G. DeHart


EQUITY COMPENSATION PLAN

         The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2002, including the Amended and Restated Stock Incentive Plan and the 1999 Stock Option Plan.

                                                                                                   (c)
                                                    (a)                                     NO. OF SECURITIES
                                                 NUMBER OF                                 REMAINING AVAILABLE
                                             SECURITIES TO BE                              FOR FUTURE ISSUANCE            (d)
                                              ISSUED UPON THE             (b)                  UNDER EQUITY            TOTAL OF
                                                EXERCISE OF        WEIGHTED AVERAGE         COMPENSATION PLANS        SECURITIES
                                                OUTSTANDING        EXERCISE PRICE OF      (EXCLUDING SECURITIES      REFLECTED IN
                                             OPTIONS, WARRANTS   OUTSTANDING OPTIONS,      REFLECTED IN COLUMNS         COLUMNS
              PLAN CATEGORY                     AND RIGHTS        WARRANTS AND RIGHTS           (a) & (b)              (a) & (c)
              -------------                  -----------------   --------------------     ---------------------     --------------
Equity Compensation Plans Approved
by Stockholders                                  801,486                $ 2.94                   198,514               1,000,000
Equity Compensation Plans Not Approved by
Stockholders                                      53,006                $ 4.32                    46,994                 100,000
                                                --------                                        --------              ----------
                  TOTAL                          854,492                $ 3.03                   245,508               1,100,000
                                                ========                                        ========              ==========

                 PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN


GENERAL

         The Board believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in 1997 the Board adopted and the stockholders approved the Plan. The stockholders previously approved amendments to the Plan increasing the number of shares issuable thereunder to 666,667 in April 1999 and 1,000,000 in September 2001. Under the Plan, key employees, officers, directors who are employees of the Company and consultants and advisors to the Company (the "Eligible Persons") are eligible to receive (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards ("Incentives") when designated by the Compensation Committee. Non-employee directors receive option grants under the Plan as described under "Stock Options for Outside Directors," below, without action by the Compensation Committee. Presently, thirty-nine [39] employees of the Company, including its executive officers, and four non-employee directors participate in the Plan. Attached hereto as Exhibit A is a copy of the Plan, as amended and approved by the Board of Directors and as submitted to the stockholders for their approval.

THE PROPOSED AMENDMENT

         The Board has amended the Plan, subject to stockholder approval at the Meeting, to increase the number of shares of Common Stock subject to the Plan to 1,500,000 from 1,000,000 (the "Amendment") and has directed that the Amendment be submitted for approval by the stockholders at the Meeting. The Board recommends that the stockholders approve the Amendment. The Board believes that approval of the Amendment will allow the Company to continue to provide management and employees with a proprietary interest in the growth and performance of the Company.

SHARES ISSUABLE PURSUANT TO THE PLAN

         The 1,500,000 shares of Common Stock authorized to be issued under the Plan pursuant to the Amendment represent approximately 14.1% of the shares of Common Stock outstanding on June 30, 2003. As of June 30, 2003, options to acquire 930,229 shares of Common Stock had been granted under the Plan to officers, directors and employees.

         Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. In the event of such adjustments, the purchase price of any outstanding option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive will be adjusted as and to the extent appropriate, in the reasonable discretion of the Compensation Committee, to provide participants with the same relative rights before and after such adjustment. On July 10, 2003, the closing sale price of a share of Common Stock, as reported on the Nasdaq National Market, was $1.78.

ADMINISTRATION OF THE PLAN

         The Compensation Committee administers the Plan and has authority to award Incentives under the Plan, to interpret the Plan, to establish rules or regulations relating to the Plan, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code, the Compensation Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company.

AMENDMENTS TO THE PLAN

         The Board may amend or discontinue the Plan at any time, except that any amendment that would materially increase the benefits under the Plan, materially increase the number of securities that may be issued through the Plan or materially modify the eligibility requirements must be approved by the stockholders. Except in limited circumstances no amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

TYPES OF INCENTIVES

         STOCK OPTIONS. A stock option is a right to purchase Common Stock from the Company. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years.

         The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Compensation Committee, have been held for a least six months, or through a broker- assisted exercise.

         Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under
Section 422 of the Code.

         RESTRICTED STOCK. Restricted stock consists of shares of Common Stock that are transferred to a participant for past services but subject to restrictions regarding their sale, pledge or other transfer by the participant for a specified period (the "Restricted Period"). The Compensation Committee has the power to determine the number of shares to be transferred to a participant as restricted stock. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in the incentive agreement with the participant, including, among other things, that the shares of Common Stock are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required.

         Subject to the restrictions provided in the incentive agreement, each participant receiving restricted stock will have the rights of a stockholder with respect thereto, including voting rights and rights to receive dividends. To the extent that restricted stock is intended to vest based upon the achievement of pre- established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years.

         OTHER STOCK-BASED AWARDS. The Compensation Committee is authorized to grant to Eligible Persons another stock-based award ("Other Stock-Based Award"), which consists of an award, the value of which is based in whole or in part on the value of shares of Common Stock, other than a stock option or a share of restricted stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. The Compensation Committee determines the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award or the provision, if any, of any such award that is analogous to the purchase or exercise price, may not be less than 100% of the fair market value of the securities to which such award relates on the date of grant. An Other Stock-Based Award may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis. Other Stock-Based Awards intended to qualify as "performance-based compensation" must be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards may be earned must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years. The grant of an Other Stock- Based Award to a participant will not create any rights in such participant as a stockholder of the Company, until the issuance of shares of Common Stock with respect to such Other Stock-Based Award.

STOCK OPTIONS FOR OUTSIDE DIRECTORS

         Each director who is not also an employee of the Company (an "Outside Director") will be granted non-qualified options to purchase 3,333 shares of Common Stock at such time as he first becomes a member of the Board. In addition, for as long as the Plan remains in effect and shares of Common Stock remain available for issuance thereunder, including 2003 if the Amendment is approved by the stockholders at the Meeting, each Outside Director will be automatically granted a non-qualified stock option to purchase 1,667 shares of Common Stock on the date following the annual meeting of stockholders of the Company, without action on the part of the Compensation Committee. These options become exercisable one year after grant and have exercise prices equal to the fair market value of a share of Common Stock on the date of grant. Director options expire ten years after the date of grant, except that to the extent otherwise exercisable, director options must be exercised within three months from termination of Board service or, in the event of death, disability or retirement on or after reaching age 65, within eighteen months thereafter.

CHANGE OF CONTROL

         All outstanding stock options granted under the Plan will automatically become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved or waived by the Company upon (i) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale of all or substantially all of the assets of the Company, unless (x) all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding Common Stock and voting securities entitled to vote generally in the election of directors immediately prior to such transaction have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting corporation; (y) except to the extent that such ownership existed prior to the transaction, no person (excluding any corporation resulting from the transaction or any employee benefit plan or related trust of the Company or the resulting corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the resulting corporation or 30% or more of the combined voting power of the then outstanding voting securities of the resulting corporation; or (z) a majority of the board of directors of the resulting corporation were members of the Company's board of directors at the time of the execution of the initial agreement or of the action of the Board providing for the transaction; (ii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; (iii) a person or group of persons becoming the beneficial owner of more than 50% of the Company's Common Stock (subject to certain exceptions); or (iv) the individuals who as of the adoption of the Plan constitute the Board (the "Incumbent Board") or who subsequently become a member of the Board with the approval of at least a majority of the directors then comprising the Incumbent Board other than in connection with an actual or threatened election contest cease to constitute at least a majority of the Board (each, a "Significant Transaction").

         The Compensation Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including (i) requiring that all outstanding options remain exercisable only for a limited time, (ii) making equitable adjustments to Incentives as the Compensation Committee deems in its discretion necessary to reflect the Significant Transaction or (iii) providing that an option under the Plan shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the Significant Transaction if the participant had been immediately prior to the Significant Transaction the holder of record of the number of shares of Common Stock then covered by such options.

TRANSFERABILITY OF INCENTIVES

         Incentives are transferable only by will and by the laws of descent and distribution, except that stock options may also be transferred pursuant to a domestic relations order, to immediate family members, to a family partnership, to a family limited liability company or to a trust for the sole benefit of immediate family members, if permitted by the Compensation Committee and if provided in the Incentive agreement or an amendment thereto.

PAYMENT OF WITHHOLDING TAXES IN STOCK

         A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee's right of disapproval.

AWARDS TO BE GRANTED

         The grant of awards to officers and employees under the Plan is entirely in the discretion of the Compensation Committee. The Compensation Committee has granted, subject to approval of the Amendment at the Meeting, options to purchase an aggregate of 150,000 shares of Common Stock to certain officers and employees. The exercise price of each such options vary. These options vest in equal increments over three years.

FEDERAL INCOME TAX CONSEQUENCES

         Under existing federal income tax provisions, a participant who receives stock options or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

         When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

         An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

         An employee who receives restricted stock will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

         A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

         When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

         This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the votes actually cast at the Meeting is required for approval of the Amendment.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                                PERFORMANCE GRAPH

         The graph below compares the total stockholder return on the Common Stock from December 31, 1997 until December 31, 2002 with the total return on the S&P 500 Index and the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on December 31, 1997 at the closing price of $35.25 per share. The Company's Old Peer Group Index consisted of Dawson Geophysical Co. (NASDAQ:DWSN), Compagnie Generale de Geophysique (NYSE:GGY), Veritas DGC, Inc. (NYSE:VTS) and the Company. The Company's New Peer Group includes the Old Peer Group and added Input/Output (NYSE:IO), Mitcham Industries, Inc.(NASDAQ:MIND), Petroleum Geo-Services ASA (OTC:PGOGY) and Seitel, Inc. (OTC:SEIE). The Company believes the New Peer Group more clearly reflects the industry conditions under which it currently operates.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMOUNT OMNI ENERGY SERVICES CORP., THE S&P 500 INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP


                                    (GRAPH)

                                                                      Cumulative Total Return
                                                -------------------------------------------------------------------
                                                     12/97      12/98       12/99      12/00      12/01      12/02
           OMNI ENERGY SERVICES CORP                100.00      36.17        9.57      14.37       8.00       2.16
           S & P 500                                100.00     128.58      155.64     141.46     124.65      97.10
           NEW PEER GROUP                           100.00      40.27       38.54      47.35      30.73       8.06
           OLD PEER GROUP                           100.00      35.04       33.16      66.99      38.69      17.46

                              CERTAIN TRANSACTIONS

         The business of the Company was founded in 1987 by Mr. Jeansonne. In July 1996, the successor to this business, OMNI Geophysical Corporation ("OGC"), of which Mr. Jeansonne was a director, executive officer and principal stockholder, sold substantially all of its assets, other than the land and building on which the Company's headquarters were then located, to OMNI Geophysical, L.L.C., the Company's predecessor ("OMNI Geophysical"). At the time of this transaction, Mr. Jeansonne also retained certain assets used primarily to entertain clients of the business. Since that time, OMNI Geophysical and the Company have leased the former headquarters building from OGC for its aviation division under an agreement that also contained an option to purchase. OMNI Geophysical and the Company have also used the assets retained by Mr. Jeansonne, and in return have borne substantially all of the direct costs of entertainment at these facilities.

         During the years ended December 31, 1999, 2000 and 2001, we privately placed with BizCapital (an affiliate of Advantage Capital) subordinated debentures totaling $7.5 million, $3.4 million and $1.5 million, respectively. The debentures matured five years from their date of issue and accrued interest at various rates ranging from a fixed rate of 12% per annum to a variable rate of interest starting at 12% per annum and escalating to 20% per annum. In October 2000, we agreed to convert $4.6 million of the subordinated debentures into our Series A Preferred Stock. In May 2001, we agreed to pay the affiliate $3.0 million cash plus issue to the affiliate $4.6 million of the Company's Series B Preferred Stock in full satisfaction of all of the remaining outstanding subordinated debentures including accrued interest of $1.8 million. This transaction resulted in the affiliate agreeing to forgive $1.0 million of indebtedness which has been reflected as a capital contribution from the affiliate rather than as income in the accompanying financial statements.

         In connection with the original issuance of the subordinated debentures, we issued to the affiliate detachable warrants to purchase 1,912,833 shares of our common stock, of which 967,000 have been cancelled as of December 31, 2002. The remaining 945,833 warrants outstanding are all exercisable with exercise prices ranging from $2.25 to $6.00 per share and expire between March 2005 and October 2005.

         The following table summarizes the exercise prices of warrants as of December 31, 2002:

              EXERCISE PRICE           WARRANTS
              --------------          ----------
                 $  6.00                  12,500
                 $  4.50                 172,223
                 $  2.25                 761,110
                                      ----------
                                         945,833
                                      ==========

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's directors, executive officers and 10% stockholders have filed timely with the Commission reports of ownership and changes in ownership of equity securities of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         On August 8, 2002, the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and on August 9, 20002 engaged Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002. These actions were approved by the Board of Directors of the Company.

         The Company's consolidated financial statements for the year ended December 31, 2002 were audited by Ernst & Young LLP. Under the resolution appointing Ernst & Young LLP to audit the Company's financial statements, such firm will remain as the Company's auditors until replaced by the Board. Representative of Ernst & Young LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

         Arthur Andersen's reports on the Company's Financial Statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During fiscal year ended December 31, 2001 and 2000, and through August 9, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on the Company's Financial Statements for such years. There were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

         The Company provided Arthur Andersen with a copy of the foregoing disclosures. Arthur Andersen informed the Company that due to its then-current difficulties it was unable to respond to the Company's filing stating its agreement with such statements.

         During the fiscal years ended December 31, 2001 and 2000, and through August 9, 2002 the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

AUDIT FEES

         The aggregate fees billed including out of pocket expenses by Ernst & Young LLP for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002 were approximately $80,000.

         The aggregate fees billed including out of pocket expenses by Arthur Andersen LLP for professional services rendered in connection with the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002 were approximately $15,000. The aggregate fees billed including out of pocket expenses by Arthur Andersen LLP for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and
(ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 were approximately $116,900.

ALL OTHER FEES

         The aggregate fees for all other services rendered by Ernst & Young LLP and Arthur Andersen LLP for the Company's most recent fiscal year were approximately $21,000 and $25,000, respectively. The aggregate fees for all other services rendered by Arthur Andersen LLP for the year ended December 31, 2001 were approximately $65,400. These costs were primarily for tax planning and consulting.

         The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP and, prior to its dismissal on August 8, 2002, Arthur Andersen is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

                                  OTHER MATTERS

QUORUM AND VOTING OF PROXIES

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote. Stockholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the votes present and entitled to vote at the Meeting is required to approve the increase in the number of shares issuable under the Plan and is generally required to approve other proposals that may properly be brought before the Meeting. Abstentions will be counted as votes against a proposal. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal, then shares not voted on such proposal as a result will be counted as not present and not cast with respect to such proposal.

         All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted FOR the election of the nominees named herein: FOR the increase in the number of shares issuable under the Company's Stock Incentive Plan; and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS

         Eligible stockholders who desire to present a proposal for inclusion in the proxy materials relating to the Company's 2004 annual meeting of stockholders pursuant to regulations of the Commission must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to March 24, 2004.

                                            By Order of the Board of Directors

                                            /s/ STACI L. MARCELISSEN

                                            Staci L. Marcelissen, Secretary

Carencro, Louisiana
August 5, 2003

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                                                                       EXHIBIT A

                           FOURTH AMENDED AND RESTATED
                           OMNI ENERGY SERVICES CORP.
                              STOCK INCENTIVE PLAN

         1. PURPOSE. The purpose of the Stock Incentive Plan (the "Plan") of OMNI Energy Services Corp. ("OMNI") is to increase stockholder value and to advance the interests of OMNI and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives (the "Incentives") designed to attract, retain and motivate key employees, officers and directors and to strengthen the mutuality of interests between such employees, officers and directors and OMNI's stockholders. Incentives consist of opportunities to purchase or receive shares of common stock, $.01 par value per share, of OMNI (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which OMNI owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock.

         2. ADMINISTRATION.

                  2.1. COMPOSITION. The Plan shall be administered by the Compensation Committee of the Board of Directors of OMNI or by a subcommittee thereof (the "Committee"). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code.

                  2.2. AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under the Plan to directors who are not also employees of the Company ("Outside Directors"). Outside Directors may receive awards under the Plan only as specifically provided in Section 9 hereof.

         3. ELIGIBLE PARTICIPANTS. Key employees and officers of the Company (including officers who also serve as directors of the Company) and consultants and advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or
Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants. Outside Directors may participate in the Plan only as specifically provided in Section 9 hereof.

         4. TYPES OF INCENTIVES. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) restricted stock; and (c) other stock-based awards ("Other Stock-Based Awards").

         5. SHARES SUBJECT TO THE PLAN.

                  5.1. NUMBER OF SHARES. Subject to adjustment as provided in
         Section 10.5, a total of 1,500,000 shares of Common Stock are authorized to be issued under the Plan. Subject to adjustment as provided in Section 10.5, Incentives with respect to no more than 333,333 may be granted through the Plan to a single participant in one calendar year. In the event that an Incentive granted hereunder expires or is terminated or cancelled prior to exercise or payment, any shares of Common Stock that were issuable thereunder may again be issued under the Plan. In the event that shares of Common Stock are issued as Incentives under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan. If an Other Stock-Based Award is to be paid in cash by its terms, the Committee need not make a deduction from the shares of Common Stock issuable under the Plan with respect thereto. If and to the extent that an Other Stock-Based Award may be paid in cash or shares of Common Stock, the total number of shares available for issuance hereunder shall be debited by the number of shares payable under such Incentive, provided that upon any payment of all or part of such Incentive in cash, the total number of shares available for issuance hereunder shall be credited with the appropriate number of shares represented by the cash payment, as determined in the sole discretion of the Committee. Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

                  5.2. TYPE OF COMMON STOCK. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

         6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from OMNI. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

                  6.1. PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 10.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except that in connection with an acquisition, consolidation, merger or other extraordinary transaction, options may be granted at less than the then Fair Market Value in order to replace options previously granted by one or more parties to such transaction (or their affiliates) so long as the aggregate spread on such replacement options for any recipient of such options is equal to or less than the aggregate spread on the options being replaced.

                  6.2. NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5.1 and subject to adjustment as provided in Section 10.5.

                  6.3. DURATION AND TIME FOR EXERCISE. The term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under
         Section 10.11.

                  6.4. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) unless otherwise determined by the Committee, by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by OMNI (with a copy to OMNI) to promptly deliver to OMNI the amount of sale or loan proceeds to pay the exercise price; or
         (e) in such other manner as may be authorized from time to time by the Committee.

                  6.5. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

                           A. Any Incentive Stock Option agreement authorized
                  under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.

                           B. All Incentive Stock Options must be granted within
                  ten years from the date on which this Plan is adopted by the Board of Directors.

                           C. Unless sooner exercised, all Incentive Stock
                  Options shall expire no later than ten years after the date of grant.

                           D. No Incentive Stock Options shall be granted to any
                  participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

                           E. The aggregate Fair Market Value (determined with
                  respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of OMNI or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as Incentive Stock Options.

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         7. RESTRICTED STOCK.

                  7.1. GRANT OF RESTRICTED STOCK. The Committee may award shares of restricted stock to such officers and key employees as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of restricted stock may also be subject to the attainment of specified performance goals or targets. To the extent restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, it must be granted subject to the attainment of performance goals as described in Section 7.2 below and meet the additional requirements imposed by Section 162(m).

                  7.2 PERFORMANCE-BASED RESTRICTED STOCK. To the extent that restricted stock granted under the Plan is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of OMNI, a division of OMNI or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives, except that such objectives shall be waived as provided in Section 10.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

                  7.3. THE RESTRICTED PERIOD. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). The Restricted Period shall be a minimum of three years, except that if the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section
         10.3 and under the conditions described in Section 10.11 hereof.

                  7.4. ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

                  The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the OMNI Energy Services Corp. Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and OMNI Energy Services Corp. thereunder. Copies of the Plan and the agreement are on file at the principal office of OMNI Energy Services Corp.

                  7.5. DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

                  7.6. FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to
         Section 10.5 due to a recapitalization, merger or other change in capitalization.

                  7.7. EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

                  7.8. RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

         8. OTHER STOCK-BASED AWARDS.

                  8.1 TERMS OF OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to eligible employees an "Other Stock-Based Award", which shall consist of an award, the value of which is based in whole or in part on the value of shares of Common Stock, that is not an instrument or Award specified in Sections 6 or 7 of the Plan. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee, consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such award relates on the date of grant.

                  8.2 DIVIDEND EQUIVALENTS. In the sole and complete discretion of the Committee, an Other Stock-Based Award under this Section 8 may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis.

                  8.3 PERFORMANCE GOALS. Other Stock-Based Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards granted under the Plan shall be earned shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives if such Other Stock-Based Award is intended to constitute "performance-based compensation" under Section 162(m), except that such objectives shall be waived as provided in Section
         10.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

                  8.4. NOT A STOCKHOLDER. The grant of an Other Stock-Based Award to a participant shall not create any rights in such participant as a stockholder of the Company, until the issuance of shares of Common Stock with respect to an award, at which time such stock shall be considered issued and outstanding.

         9. STOCK OPTIONS FOR OUTSIDE DIRECTORS.

                  9.1 GRANT OF OPTIONS. Upon consummation of the Company's initial public offering (the "IPO") of its Common Stock, each Outside Director shall be granted non-qualified options to purchase 3,333 shares of Common Stock. At any time thereafter that an Outside Director first becomes a member of the Board of Directors of OMNI, such Outside Director shall also be granted non-qualified options to purchase 3,333 shares of Common Stock. In addition, beginning with the 1998 annual meeting of stockholders and for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each Outside Director shall be automatically granted a non-qualified stock option to purchase 1,667 shares of Common Stock on the day following the annual meeting of stockholders of OMNI.

                  9.2 EXERCISABILITY OF STOCK OPTIONS. The stock options granted to Outside Directors under this Section 9 shall become exercisable one year after grant and shall expire ten years following the date of grant.

                  9.3 EXERCISE PRICE. The exercise price of the options granted upon consummation of the IPO shall be equal to the IPO price. The exercise price of the options granted to Outside Directors thereafter shall be equal to the Fair Market

         Value, as defined in the Plan, of a share of Common Stock on the date of grant. The exercise price may be paid as provided in Section 6.4 hereof.

                  9.4 EXERCISE AFTER TERMINATION OF BOARD SERVICE. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within three months from termination of Board service; provided, however, that in the event of termination of Board service as a result of death, disability or retirement on or after reaching age 65, the stock options must be exercised, to the extent exercisable at the time of termination of Board service, within 18 months from the date of termination of Board service; and further provided, that no stock options may be exercised later than ten years after the date of grant.

         10. GENERAL.

                  10.1. DURATION. Subject to Section 10.10, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

                  10.2. TRANSFERABILITY. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

                  10.3. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. Except as provided in Section 9.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement. The Committee has complete authority to modify the treatment of an Incentive in the event of termination of employment of a participant by means of an amendment to the Incentive Agreement. Consent of the participant to the modification is required only if the modification materially impairs the rights previously provided to the participant in the Incentive Agreement.

                  10.4. ADDITIONAL CONDITION. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  10.5. ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under this Plan and the substitution or adjustment shall be limited by deleting any fractional share.

                  10.6. INCENTIVE AGREEMENTS. The terms of each Incentive granted to an employee, officer, consultant or advisor shall be stated in an agreement approved by the Committee.

                  10.7. WITHHOLDING.

                           A. The Company shall have the right to withhold from
                  any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the issuance of Common Stock, the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

                           B. Each Election must be made prior to the Tax Date.
                  The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

                  10.8. NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

                  10.9. DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

                  10.10. AMENDMENTS TO OR TERMINATION OF THE PLAN.

                           A. The Board may amend, suspend or terminate the Plan
                  or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval necessary to qualify Incentives as "performance- based" compensation under Section 162(m) or any successor provision, if such qualification is deemed necessary or advisable by the Committee.

                           B. Any provision of this Plan or any Incentive
                  Agreement to the contrary notwithstanding, the Committee may cause any Incentive granted hereunder to be cancelled in consideration of a cash payment or alternative Incentive made to the holder of such cancelled Incentive equal in value to such cancelled Incentive. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

                  10.11. CHANGE OF CONTROL.

                           A. "Change of Control" shall mean:

                                    1. the acquisition by any individual, entity
                           or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 50% of the outstanding shares of the Common Stock; provided, however, that for purposes of this subsection 1., the following shall not constitute a Change of Control:

                                             (a) any acquisition of Common Stock
                                    directly or indirectly from OMNI, or
                                    Advantage Capital Companies,

                                             (b) any acquisition of Common Stock
                                    by OMNI,



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

                                             (c) any acquisition of Common Stock
                                    by any employee benefit plan (or related trust) sponsored or maintained by OMNI or any corporation controlled by OMNI, or

                                             (d) any acquisition of Common Stock
                                    by any corporation pursuant to a transaction that complies with clauses (a), (b) and (c) of subsection (A)(3) of this Section 10.11; or

                                    2. individuals who, as of the date of
                           adoption of the Plan by the Board of Directors of OMNI (the "Adoption Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                                    3. approval by the stockholders of OMNI of a
                           reorganization, merger or consolidation, or sale or other disposition of all of substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                                            (a) all or substantially all of the
                                    individuals and entities who were the
                                    beneficial owners of OMNI's outstanding
                                    common stock and OMNI's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (a) and paragraphs (b) and
                                    (c), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and

                                            (b) except to the extent that such
                                    ownership existed prior to the Business
                                    Combination, no person (excluding any
                                    corporation resulting from such Business
                                    Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

                                            (c) at least a majority of the
                                    members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                                    4. approval by the stockholders of the
                           Company of a complete liquidation or dissolution of the Company.

                           B. Upon a Change of Control, all outstanding options
                  shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person.

                           C. No later than 30 days after the approval by the
                  Board of a Change of Control of the types described in Subsections A.3 and A.4 of this Section 10.11, and no later than 30 days after a Change of Control of the type described in Subsections A.1 and A.2 of this Section 10.11 of the Plan, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

                                    1. require that all outstanding options be
                           exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate,

                                    2. make such equitable adjustments to
                           Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary), or

                                    3. provide that thereafter upon any exercise
                           of an option the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Change of Control of the type described in Sections 10.11.A.3 and A.4 of the Plan, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

                  10.12. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

                  10.13 LOANS. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under the Plan, the Committee may authorize, subject to the provisions of Regulation G of the Board of Governors of the Federal Reserve System, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under the Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

                  10.14 TAX BENEFIT RIGHTS. The Committee may grant a tax benefit right ("TBR") to a participant in the Plan on such terms as the Committee in its discretion shall determine. A TBR may be granted only with respect to an Incentive granted under the Plan and may be granted concurrently with or after the grant of the Incentive. A TBR shall entitle a participant to receive from the Company an amount in cash not to exceed the product of the ordinary income, if any, which the participant may realize as the result of the exercise of an option or the grant or vesting of restricted stock or an Other Stock-Based Award (including any income realized as a result of the related TBR) multiplied by the then applicable highest stated federal and state tax rate for individuals. The Committee shall determine all terms and provisions of the TBR granted hereunder.

PROXY                                                                      PROXY
                           OMNI ENERGY SERVICES CORP.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 4, 2003

         The undersigned hereby appoints James C. Eckert and Staci L. Marcelissen, or either of them, as proxy for the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all shares of common stock of OMNI Energy Services Corp. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders to be held September 4, 2003 and any adjournments thereof with respect to the following matters.

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

               (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

                                                                  --------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  --------------

                           OMNI ENERGY SERVICES CORP.

                               September 4, 2003

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                           ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.



                             o Please detach along perforated line and mail in the envelope provided. o
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                              The Board of Directors recommends voting for the nominees listed below:

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]





1. The election of five directors for the ensuing year.

                                       NOMINEES:                                                              FOR  AGAINST  ABSTAIN
[ ] FOR ALL NOMINEES                   [ ] Crichton W. Brown      2. Approval of the increase in the number   [ ]    [ ]     [ ]
                                       [ ] Michael G. DeHart         of shares issuable under the
[ ] WITHHOLD AUTHORITY                 [ ] James C. Eckert           Company's Stock Incentive Plan; and
    FOR ALL NOMINEES                   [ ] Steven T. Stull
                                       [ ] Richard C. White       3. Such other business as may properly come before the meeting or
[ ] FOR ALL EXCEPT                                                   any adjournments thereof.
    (See instructions below)



                                                                                         YOUR VOTE IS IMPORTANT.
                                                                         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                                                      USING THE ENCLOSED ENVELOPE.

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]


To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that changes    [ ]
to the registered name(s) on the account may not be submitted via this method.


Signature of Shareholder                            Date:          Signature of Shareholder                           Date:
                        ---------------------------       --------                         --------------------------       --------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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